Exhibit (n)(3)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. WILLIAM BURNS III, and each of them acting individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to Registration Statement on Form N-2 (File No. 333-283316) as filed with the Securities and Exchange Commission on November 18, 2024, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 of Kayne Anderson BDC, Inc., and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this power of attorney has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which constitute one and the same instrument.

Signature	Capacity	Date

/s/ Douglas L. Goodwillie	Co-Chief Executive Officer;	January 29, 2025
Douglas L. Goodwillie	Principal Executive Officer

/s/ Kenneth B. Leonard	Co-Chief Executive Officer;	January 29, 2025
Kenneth B. Leonard	Principal Executive Officer

/s/ Terry A. Hart	Chief Financial Officer;	January 29, 2025
Terry A. Hart	Principal Accounting and Financial Officer

/s/ Mariel A. Joliet	Director	January 29, 2025
Mariel A. Joliet

/s/ George E. Marucci, Jr.	Director	January 29, 2025
George E. Marucci, Jr.

/s/ Susan C. Schnabel	Director	January 29, 2025
Susan C. Schnabel

/s/ Rhonda S. Smith	Director	January 29, 2025
Rhonda S. Smith

/s/ Albert (Al) Rabil III	Director	January 29, 2025
Albert (Al) Rabil III

/s/ James (Jim) Robo	Director	January 29, 2025
James (Jim) Robo

/s/ Terrence J. Quinn	Director	January 29, 2025
Terrence J. Quinn